[LETTERHEAD HELLER FINANCIAL]

                Heller Financial Reports Strong Earnings Growth
                -----------------------------------------------

            Third Quarter Net Income to Common up 25% to $65 million

         First Nine Months Net Income to Common up 28% to $197 million

                      Diluted EPS $0.67, up 22% from $0.55

     Chicago--(October 19, 2000)--Heller Financial, Inc. (NYSE: HF) today reported net income of $72 million for the third quarter of 2000, an increase of 22 percent over third quarter 1999. For the nine months ended September 30, 2000, net income was $218 million, an increase of 25 percent over the prior year period. Earnings growth for the quarter and first nine months was driven by a stable net interest margin, increased operating revenues, improved operating efficiency, strong new business volume and continued strong performance in the credit quality of Heller's portfolio.

     Net income applicable to common stock was $65 million for the quarter and $197 million for the first nine months, increases of 25 percent and 28 percent over prior year periods, respectively. Diluted earnings per share were $0.67 for the third quarter and $2.03 for the first nine months, increases of 22 percent and 21 percent, respectively, over the prior year.

     "We are proud to report another solid quarter of results," said Chairman and Chief Executive Officer Richard J. Almeida. "2000 is on track. We have made measurable progress toward our strategic and performance objectives. Our leadership positions in growth markets, coupled with our continued commitment to maintain our credit standards and operate more efficiently, make us confident about the future."

     Earnings highlights included:

     Operating revenues were $261 million for the quarter and $785 million year-to-date. Excluding factoring commissions, which fell due to the impact of the 1999 sale of the domestic factoring business, operating revenues grew 17% for the quarter and 22% for the nine months. Heller's diverse revenue sources continued to drive the growth in operating revenues. Net interest income increased 23 percent for the quarter and 28 percent for the first nine months compared to prior year periods, due to growth in the Company's portfolio of lending assets. Fees and other income grew 8 percent for the quarter and 14 percent for the first nine months.

     Net interest margin was 3.7 percent for the third quarter, consistent with both the first and second quarters of 2000. Heller's operating revenue margin was 6.0 percent for the quarter and 6.3 percent for the first nine months.

     Total lending assets and investments at $18.2 billion were down modestly from the second quarter, as originations were offset by the sale of approximately $700 million of corporate finance, real estate CMBS and equipment assets during the third quarter. Excluding these sales, lending assets and investments would have been up 3% over the second quarter. Heller's new business volume totaled $1.8 billion for the quarter and $5.8 billion year-to-date. New business was particularly strong in leasing services and healthcare finance.

     Credit quality in Heller's portfolio remained strong. Net writedowns totaled $29 million during the quarter, or 0.7 percent of average lending assets on an annualized basis, consistent with Heller's target level of 75 basis points. Heller's nonearning assets were 1.8 percent of total lending assets, favorable to Heller's target range of two to four percent. The Company's loan loss reserve totals 2.2 percent of receivables.

     Operating expenses totaled $116 million for the third quarter, consistent with the second quarter of 2000 and an increase of 5 percent over the third quarter of 1999. Year-to-date operating expenses totaled $349 million, an increase of 7 percent over the prior year period. Heller's efficiency ratio was 44 percent for the quarter and for the nine months, down from 46 percent for the third quarter of 1999 and 47 percent for the first nine months of 1999.

     According to Mr. Almeida, "This was a very solid quarter. Heller is well positioned, and we are optimistic about the prospects for our business and financial performance as we conclude 2000."

     Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With over $19 billion in total assets, Heller offers equipment financing and leasing, sales finance programs, collateral and cash flow-based financing, financing for healthcare companies and financing for commercial real estate. The company also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller can be found on the World Wide Web at http://www.hellerfinancial.com.
------------------------------

     The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in millions)


                                     ASSETS

                                                               September 30,     December 31,
                                                                  2000              1999
                                                                  ----              ----
                                                               (unaudited)        (audited)
Cash and cash equivalents...................................     $   498            $   516

Receivables.................................................      15,564             14,795
 Less: Allowance for losses of receivables..................         341                316
                                                                 -------            -------

     Net receivables........................................      15,223             14,479

Investments.................................................       1,555              1,286
Operating leases............................................         826                508
Investments in international joint ventures.................         198                219
Other assets................................................       1,031                965
                                                                 -------            -------

     Total assets...........................................     $19,331            $17,973
                                                                 =======            =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Senior debt
  Commercial paper and short-term borrowings................     $ 4,424            $ 5,202
  Notes and debentures......................................      10,481              8,630
                                                                 -------            -------

     Total senior debt......................................      14,905             13,832

Credit balances of factoring clients........................         836                993
Other payables and accruals.................................       1,055                790
                                                                 -------            -------

     Total liabilities......................................      16,796             15,615

Minority interest...........................................          11                 11

Stockholders' equity
  Preferred stock...........................................         400                400

  Common stockholders' equity...............................       2,124              1,947
                                                                 -------            -------

     Total stockholders' equity.............................       2,524              2,347
                                                                 -------            -------

     Total liabilities and stockholders' equity.............     $19,331            $17,973
                                                                 =======            =======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                  (in millions, except per share information)
                                  (unaudited)

                                                                Three Months Ended                  Nine Months Ended
                                                                   September 30,                      September 30,
                                                                   ------------                       ------------
                                                                2000             1999             2000             1999
                                                                ----             ----             ----             ----
Interest Income..........................................      $ 429            $ 309           $1,194             $ 846

Interest Expense.........................................        266              176              728               481
                                                               -----            -----           ------             -----

  Net interest income....................................        163              133              466               365

Fees and other income....................................         71               66              238               209

Factoring commissions....................................         17               31               53                89

Income of international joint ventures...................         10                9               28                25
                                                               -----            -----           ------             -----

  Operating revenues.....................................        261              239              785               688

Operating expenses.......................................        116              110              349               326

Provision for losses.....................................         36               37              108                95

  Income before income taxes and minority interest.......        109               92              328               267

Income tax provision.....................................         36               33              108                91

Minority interest........................................          1                -                2                 1
                                                               -----            -----           ------             -----

  Net income.............................................      $  72            $  59           $  218             $ 175
                                                               =====            =====           ======             =====

  Dividends on preferred stock...........................      $   7            $   7           $   21             $  21
                                                               =====            =====           ======             =====

     Net income applicable to common stock...............      $  65            $  52           $  197             $ 154
                                                               =====            =====           ======             =====

     Basic net income applicable to common stock per
       share (1).........................................      $0.67            $0.55            $2.04             $1.68
                                                               =====            =====           ======             =====

     Diluted net income applicable to common stock per
       share (1).........................................      $0.67            $0.55            $2.03             $1.68
                                                               =====            =====           ======             =====

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES

                            SELECTED FINANCIAL DATA
                                  (unaudited)


SELECTED DATA AND RATIOS                                Three Months Ended                 Nine Months Ended
(dollars in millions)                                      September 30,                      September 30,
                                                           ------------                       ------------
                                                        2000           1999                2000           1999
                                                        ----           ----                ----           ----
Profitability:
-------------
Net income applicable to common stock
  per share (1):
     Basic                                               $0.67          $0.55               $2.04          $1.68
     Diluted                                              0.67           0.55                2.03           1.68

Return on average common
  stockholders' equity (2)                                12.4%          11.6%               13.0%          12.5%

Return on AFE (3)                                          1.6            1.7                 1.7            1.8

Net interest income as a percentage of
  AFE (3)                                                  3.7            3.7                 3.7            3.8

Non-interest operating revenues as a
  percentage of AFE (3)                                    2.3            3.0                 2.6            3.3

Total operating revenues as a
  percentage of AFE (3)                                    6.0            6.7                 6.3            7.1

Operating expenses as a percentage of
  AFE (3)                                                  2.6            3.1                 2.8            3.3

Operating expenses to operating revenues                    44%            46%                 44%            47%

Operating expenses to AMA (4)                              2.5            2.9                 2.6            3.0

Net writedowns                                           $  29          $  22               $  78          $  67

                                                               September 30,            December 31,           September 30,
                                                                   2000                    1999                    1999
                                                                   ----                    ----                    ----
Credit Quality:
--------------
Ratio of earning loans delinquent 60 days or more
to receivables                                                     1.8%                    1.5%                    1.3%

Ratio of total nonearning assets to total lending
assets                                                             1.8%                    1.5%                    1.6%

Ratio of year-to-date net writedowns (annualized)
to average lending assets                                         0.68%                   0.74%                   0.70%

Ratio of allowance for losses of receivables to
receivables                                                        2.2%                    2.1%                    2.1%

Ratio of allowance for losses of receivables to
nonearning receivables                                             130%                    155%                    143%

                                                               Three Months Ended                      Nine Months Ended
                                                                 September 30,                           September 30,
                                                                 ------------                            ------------
                                                           2000                1999                2000                1999
                                                           ----                ----                ----                ----
Leverage:
---------
Ratio of debt (net of short-term investments) to
total stockholders' equity                                 5.8x                5.7x                5.8X                5.7x

Ratio of commercial paper and short-term
borrowings to total debt                                    30%                 38%                 30%                 38%

Other: (dollars in millions)
------

Total lending assets and investments                   $18,161             $16,467             $18,161             $16,467

Total lending assets                                    15,582              14,604              15,582              14,604

Average lending assets                                  15,718              13,706              15,323              12,839

Total common stockholders' equity                        2,124               1,861               2,124               1,861

Average common stockholders' equity                      2,087               1,775               2,027               1,649

Funds employed (3)                                      17,325              15,082              17,325              15,082

Average funds employed (3)                              17,444              14,100              16,776              13,047

Managed assets (4)                                      19,031              16,429              19,031              16,429

Average managed assets (4)                              18,767              15,285              18,080              14,383

(1) Based on 96,610,807 basic and 96,979,409 diluted weighted average shares of common stock outstanding for the quarter ended September 30, 2000 and 96,624,134 basic and 96,806,567 diluted weighted average shares of common stock outstanding for the nine months ended September 30, 2000. The diluted weighted average shares as of September 30, 2000, include the effect of 4.0 million stock options issued to management of the Company.

(2) Return on average common stockholders' equity is computed as net income less preferred stock dividends paid, divided by average total common stockholders' equity.

(3) Funds employed include lending assets and investments, less credit balances of factoring clients.

(4) Managed assets include funds employed plus receivables previously securitized or sold and currently managed by the Company.


LENDING ASSETS AND INVESTMENTS
                                                            September 30,        December 31,         September 30,
BY BUSINESS SEGMENT                                             2000                 1999                 1999
                                                                ----                 ----                 ----
(dollars in millions)
Domestic Commercial Finance Segment
       Corporate Finance                                       $ 5,573              $ 4,937              $ 4,871
       Leasing Services                                          4,186                3,428                3,110
       Real Estate Finance                                       2,648                2,626                2,479
       Small Business Finance                                    1,400                1,312                1,165
       Healthcare Finance                                        1,396                  971                  587
       Commercial Services*                                          -                    -                  977
       Other                                                       550                  518                  516
                                                               -------              -------              -------
Total Domestic Commercial Finance Segment                      $15,753              $13,792              $13,705
International Factoring and Asset Based
       Finance Segment                                           2,408                3,040                2,762
                                                               -------              -------              -------
Total lending assets and investments                           $18,161              $16,832              $16,467
                                                               =======              =======              =======

* On December 1, 1999, we sold the assets of our Commercial Services unit.

FEES AND OTHER INCOME
(dollars in millions)                                     Three Months Ended                  Nine Months Ended
                                                            September 30,                       September 30,
                                                            ------------                        ------------
                                                        2000              1999              2000              1999
                                                       -----             -----             -----             -----
Factoring commissions                                  $  17             $  31             $  53             $  89
Income of international joint ventures                    10                 9                28                25
Fees and other income:
   Investment and asset sale income**                     44                43               167               127
   Fee income and other                                   27                23                71                82
                                                       -----             -----             -----             -----
     Total fees and other income                       $  71             $  66             $ 238             $ 209
                                                       -----             -----             -----             -----
     Total non-interest income                         $  98             $ 106             $ 319             $ 323
                                                       =====             =====             =====             =====

** Includes gains on securitizations and loans sales, net investment income and gains, equipment residual gains and participation income.